Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-229926 of GTY Technology Holdings Inc. on Form S-3, of our report dated May 22, 2020 (which includes an explanatory paragraph relating to GTY Technology Holdings Inc.’s ability to continue as a going concern) relating to the consolidated balance sheets of GTY Technology Holdings Inc. as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years then ended, and our report dated February 19, 2021 relating to the consolidated balance sheets of GTY Technology Holdings Inc. as of December 31, 2020 and 2019 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years then ended, and to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

WithumSmith+Brown, PC

Whippany, New Jersey

November 22, 2021